Morgan Stanley Income Securities Inc.
                     Item 77(O) 10f-3 Transactions
                  April 1, 2002 - September 30, 2002


Securit  Date    Price   Shares   % of    Total      Purcha  Broker
y        of      Of      Purcha   Assets  Issued     sed
         Purcha  Shares  sed                         By
         se                                          Fund

Cox      09/17/  $99.26  780,00   0.43%   $992,630,  0.079%  Salomon
Communi  02              0                000                Smith
cations                                                      Barney;
                                                             JP
                                                             Morgan;
                                                             Banc of
                                                             America;
                                                             Banc
                                                             OneCapita
                                                             l Mkts;
                                                             Fleet;
                                                             Lehman
                                                             Bros.;
                                                             Merrill
                                                             Lynch;
                                                             Sun Trust
                                                             Robinson
                                                             Humphrey;
                                                             Wachovia

Inco     09/18/  $99.55  690,00   0.38%   $400,000,  0.173%  Merrill
7.25     02              0                000                Lynch;
9/15/20                                                      Salomon
32                                                           Smith
                                                             Barney;
                                                             Credit
                                                             Suisse
                                                             Firsy
                                                             Boston

Safeway  08/07/  $99.88  1,100,   0.61%   $800,000,  0.138%  Merril
         02              000              000                Lynch;
                                                             Salomon
                                                             Smith
                                                             Barney;
                                                             Goldman
                                                             Sachs;
                                                             Credit
                                                             Suisse
                                                             First
                                                             Boston;
                                                             JP
                                                             Morgan;
                                                             McDonald
                                                             Investmen
                                                             ts;
                                                             Muriel
                                                             Siebert;
                                                             US
                                                             Bancorp
                                                             Piper
                                                             Jaffray;
                                                             Wells
                                                             Fargo